UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) November 13, 2019

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On November 13, 2019 Lexaria closed a non-brokered private placement offering under which it received US$699,410.25 from the sale of 1,554,245 units (“Units”) at a price of US$0.45 per Unit to investors who are neither officers nor directors of the Company. Each Unit is comprised of one common share (“Share”) and one share purchase warrant (“Warrant”) whereby each Warrant entitles the holder thereof to purchase an additional Share (the “Warrant Share”) for a period of two years, at an exercise price of US$0.80 per Warrant Share until November 13, 2020 and thereafter at a price of US$1.20 per Warrant Share until November 13, 2020.

In connection with the issuance of the Units, Lexaria also paid to certain finders an aggregate of US$3,937.50 and issued an aggregate 8,750 Warrants having the same terms and conditions as those comprising part of the Units.

The Units were issued pursuant to registration exemptions either by way of the investor being an accredited investor or a non-US person who purchased the securities in an offshore transaction.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated November 14, 2019

- 2 -

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: November 18, 2019

- 3 -